                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
              Telephone: (650) 493-9300 Facsimile: (650) 493-6811

                               September 8, 2000

Peregrine Systems, Inc.
3611 Valley Centre Drive
San Diego, California 92130

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on September 8, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,691,440 shares of your common stock (the "Shares"), all of which are authorized and have been previously issued in connection with the acquisition by Peregrine Systems, Inc. ("Peregrine") of the entire issued share capital of Loran Network Holding Corporation Inc. pursuant to an amalgamation transaction effected under applicable Canadian law and a contemporaneous share exchange transaction with certain of Loran's former shareholders (the "Loran Acquisition"). The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,
                                          /s/ WILSON SONSINI GOODRICH & ROSATI
                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation